Exhibit 99.1
                                News Release
Wabtec Reports Strong 1st Quarter 2022 Results

•First Quarter Reported GAAP Earnings Per Share of $0.80; Adjusted Earnings Per Share of $1.13, Up 27.0%
•Sales Growth of 5.3% to $1.93 Billion; GAAP Operating Margin of 12.4%; Adjusted Operating Margin of 16.5%, Up 1.4 pts
•Repurchased 3.1 Million Shares During the First Quarter for $296 Million; Raised Quarterly Dividend by 25%
•Multi-Year Backlog Up 5.0% Year-Over-Year to $22.76 Billion, Provides Strong Forward Momentum

PITTSBURGH, April 27, 2022 – Wabtec Corporation (NYSE: WAB) today reported first quarter 2022 GAAP earnings per diluted share of $0.80, up 35.6% versus the first quarter of 2021. Adjusted earnings per diluted share were $1.13, up 27.0% versus the same quarter a year ago. First quarter sales were $1.93 billion and cash from operations was $161 million.

“The Wabtec team made solid progress in the quarter against our long-term strategy by delivering profitable growth and continued margin expansion across our Freight and Transit segments” said Rafael Santana, Wabtec’s President and CEO. “The resiliency of the business and the focus of the team was evident in the strong first quarter financial results despite rising costs, continuing supply disruptions, and the impact on our business due to the conflict in Ukraine.

“Looking forward, Wabtec is well-positioned to drive long-term profitable growth. The growth opportunity and value proposition for the rail industry is improving as global energy prices surge and commodity flows are reoriented. The breadth and unique capability of the Wabtec product portfolio, combined with our multi-year backlog, provides us with a solid foundation for growth in 2022 and beyond. Our confidence in the Company’s future is further reflected in our first quarter purchase of $296 million of Wabtec stock and a 25% increase in our first quarter dividend.”

2022 First Quarter Consolidated Results

Wabtec Corporation Consolidated Financial Results
$ in millions except earnings per share and percentages; margin change in percentage points (pts)	First Quarter
	2022	2021	Change
Net Sales	$1,927	$1,830	5.3%

GAAP Gross Margin	30.9%	29.2%	1.7 pts
Adjusted Gross Margin	31.1%	29.4%	1.7 pts
GAAP Operating Margin	12.4%	10.5%	1.9 pts
Adjusted Operating Margin	16.5%	15.1%	1.4 pts

GAAP Diluted EPS	$0.80	$0.59	35.6%
Adjusted Diluted EPS	$1.13	$0.89	27.0%

Cash Flow from Operations	$161	$292	(44.9)%
Operating Cash Flow Conversion	59%	124%

•Sales increased compared to the year-ago quarter driven by higher Freight segment sales, partially offset by lower Transit segment sales which were adversely impacted by foreign currency exchange.
•Both GAAP and adjusted operating margin increased from last year as a result of higher sales, increased pricing, improved mix and strong productivity, partially offset by $45 to $50 million in escalating costs associated with metals, transportation and labor.
•GAAP and adjusted EPS increased from the year-ago quarter primarily due to higher sales and increased operating margins. GAAP EPS further benefited from a favorable effective tax rate, along with lower restructuring and transaction costs.

2022 First Quarter Freight Segment Results

Wabtec Corporation Freight Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	First Quarter
	2022	2021	Change
Net Sales	$1,322	$1,183	11.7%
GAAP Gross Margin	32.1%	30.1%	2.0 pts
Adjusted Gross Margin	32.2%	30.2%	2.0 pts
GAAP Operating Margin	14.3%	12.0%	2.3 pts
Adjusted Operating Margin	19.6%	18.1%	1.5 pts

•Freight segment sales for the first quarter were driven by demand for Services, Components and Equipment, along with the acquisition of Nordco.
•Both GAAP and adjusted operating margin benefited from higher sales, favorable mix/price and operational efficiencies, partially offset by higher costs. GAAP operating margin also improved year-over-year as a result of lower restructuring and transaction costs.

2022 First Quarter Transit Segment Results

Wabtec Corporation Transit Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	First Quarter
	2022	2021	Change
Net Sales	$605	$647	(6.5)%
GAAP Gross Margin	28.2%	27.5%	0.7 pts
Adjusted Gross Margin	28.7%	27.9%	0.8 pts
GAAP Operating Margin	10.7%	10.8%	(0.1 pts)
Adjusted Operating Margin	12.3%	12.2%	0.1 pts

•Transit segment sales for the first quarter were down versus last year due to unfavorable foreign currency exchange, supply chain issues and COVID-related disruptions.
•GAAP and adjusted operating margins were approximately flat versus last year with higher pricing being largely offset by higher input costs.

Backlog

Wabtec Corporation Consolidated Backlog Comparison
Backlog $ in millions	March 31,
	2022	2021	Change
12-Month Backlog	$6,631	$5,706	16.2%
Total Backlog	$22,759	$21,672	5.0%

At March 31, 2022 the multi-year backlog was $1.09 billion higher than March 31, 2021 due primarily from increased orders for Equipment, Services and Digital Electronics.

Cash Flow and Liquidity Summary
•During the first quarter, the Company generated cash from operations of $161 million versus $292 million in the year ago period due primarily to proactive building of inventory ahead of higher volumes and supply chain disruptions.
•At the end of the quarter, the Company had cash and cash equivalents of $488 million and total debt of $4.24 billion. At March 31, 2022 the Company’s total available liquidity was $1.50 billion, which includes cash and cash equivalents plus $1.01 billion available under current credit facilities.
•During the first quarter, the Company repurchased $296 million of shares and raised the regular quarterly common dividend by 25%.

2022 Financial Guidance
•Wabtec’s 2022 financial guidance continues to be with sales expected to be in a range of $8.30 billion to $8.60 billion and adjusted earnings per diluted share to be in a range of $4.65 to $5.05.
•For full year 2022, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90 percent.
•The Company is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 8527520).

About Wabtec Corporation
Wabtec Corporation (NYSE: WAB) is focused on creating transportation solutions that move and improve the world. The Company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at: www.WabtecCorp.com

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2022 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense adjusted earnings per diluted share and operating cash flow conversion. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of acquisitions by Wabtec, including the acquisition of GE Transportation (the “GE Transportation merger”) and Nordco, statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies and other expected benefits from acquisitions; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from acquisitions, including the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of acquisitions, including the GE Transportation merger, including as a result of integrating acquired targets into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, supply chain disruptions, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, (14) the imposition of economic sanctions on Russia resulting from the invasion of Ukraine could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; and (15) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact
Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021

Net sales	$1,927	$1,830
Cost of sales	(1,332)	(1,296)
Gross profit	595	534
Gross profit as a % of Net Sales	30.9%	29.2%

Selling, general and administrative expenses	(238)	(234)
Engineering expenses	(45)	(38)
Amortization expense	(73)	(70)
Total operating expenses	(356)	(342)
Operating expenses as a % of Net Sales	18.4%	18.7%

Income from operations	239	192
Income from operations as a % of Net Sales	12.4%	10.5%

Interest expense, net	(43)	(48)
Other income, net	4	14
Income before income taxes	200	158

Income tax expense	(50)	(43)
Effective tax rate	25.1%	27.5%

Net income	150	115

Less: Net loss attributable to noncontrolling interest	(1)	(3)

Net income attributable to Wabtec shareholders	$149	$112

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.80	$0.59

Diluted
Net income attributable to Wabtec shareholders	$0.80	$0.59

Weighted average shares outstanding
Basic	184.5	188.5
Diluted	185.0	188.9

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
Segment Information
Freight Net Sales	$1,322	$1,183
Freight Income from Operations	$189	$142
Freight Operating Margin	14.3%	12.0%

Transit Net Sales	$605	$647
Transit Income from Operations	$65	$70
Transit Operating Margin	10.7%	10.8%

Backlog Information (Note: 12-month is a sub-set of total)	March 31, 2022	December 31, 2021	March 31, 2021
Freight Total	$19,024	$18,502	$18,502
Transit Total	3,735	3,667	3,667
Wabtec Total	$22,759	$22,169	$22,169

Freight 12-Month	$4,812	$4,520	$4,520
Transit 12-Month	1,819	1,748	1,748
Wabtec 12-Month	$6,631	$6,268	$6,268

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2022	December 31, 2021
In millions
Cash and cash equivalents	$488	$473
Receivables, net	1,382	1,477
Inventories	1,828	1,689
Other current assets	213	193
Total current assets	3,911	3,832
Property, plant and equipment, net	1,468	1,497
Goodwill	8,567	8,587
Other intangible assets, net	3,632	3,705
Other noncurrent assets	860	833
Total assets	$18,438	$18,454
Current liabilities	$2,880	$2,910
Long-term debt	4,225	4,056
Long-term liabilities - other	1,245	1,249
Total liabilities	8,350	8,215
Shareholders' equity	10,049	10,201
Noncontrolling interest	39	38
Total shareholders' equity	10,088	10,239
Total Liabilities and Shareholders' Equity	$18,438	$18,454

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
In millions	2022	2021
Operating activities
Net income	$150	$115
Non-cash expense	122	116
Receivables	93	9
Inventories	(137)	(11)
Accounts Payable	48	47
Other assets and liabilities	(115)	16
Net cash provided by operating activities	161	292

Net cash used for investing activities	(18)	(422)

Net cash (used for) provided by financing activities	(133)	8

Effect of changes in currency exchange rates	5	7

Increase (decrease) in cash	15	(115)

Cash and cash equivalents, beginning of period	473	599
Cash and cash equivalents, end of period	$488	$484

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			First Quarter 2022 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$1,927	$595	$(356)	$239	$(39)	$(50)	$150	$(1)	$149	$0.80

Restructuring & Transaction costs	—	5	2	7	—	(2)	5	—	5	$0.03

Non-cash Amortization expense	—	—	73	73	—	(18)	55	—	55	$0.30

Adjusted Results	$1,927	$600	$(281)	$319	$(39)	$(70)	$210	$(1)	$209	$1.13

Fully Diluted Shares Outstanding										185.0

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			First Quarter 2021 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$1,830	$534	$(342)	$192	$(34)	$(43)	$115	$(3)	$112	$0.59

Restructuring & Transaction costs	—	4	11	15	—	(4)	11	—	11	$0.06

Non-cash Amortization expense	—	—	70	70	—	(19)	51	—	51	$0.27

Foreign Exchange Gain	—	—	—	—	(9)	3	(6)	—	(6)	$(0.03)

Adjusted Results	$1,830	$538	$(261)	$277	$(43)	$(63)	$171	$(3)	$168	$0.89

Fully Diluted Shares Outstanding										188.9

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
2022 Q1 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$239		$4		$121		$364		$7		$371

Wabtec Corporation
2021 Q1 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$192		$14		$119		$325		$15		$340

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended March 31,
In millions	2022	2021
Freight Segment
Equipment	$274	$262
Components	229	203
Digital Electronics	153	156
Services	666	562
Total Freight Segment	$1,322	$1,183

Transit Segment
Original Equipment Manufacturer	$292	$287
Aftermarket	313	360
Total Transit Segment	$605	$647

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,
	2022		2021
In millions	Gross Profit	Income from Operations	Gross Profit	Income from Operations

Freight Segment Reported Results	$424	$189	$356	$142
Freight Segment Reported Margin	32.1%	14.3%	30.1%	12.0%

Restructuring & Transaction costs	2	2	1	7
Non-cash Amortization expense	—	68	—	65

Freight Segment Adjusted Results	$426	$259	$357	$214
Freight Segment Adjusted Margin	32.2%	19.6%	30.2%	18.1%

Transit Segment Reported Results	$171	$65	$178	$70
Transit Segment Reported Margin	28.2%	10.7%	27.5%	10.8%

Restructuring & Transaction costs	3	4	3	4
Non-cash Amortization expense	—	5	—	5

Transit Segment Adjusted Results	$174	$74	$181	$79
Transit Segment Adjusted Margin	28.7%	12.3%	27.9%	12.2%

Appendix H
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF CHANGES IN NET SALES - BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,
In millions	Freight	Transit	Consolidated

2021 Net Sales	$1,183	$647	$1,830

Acquisitions	39	1	40
Foreign Exchange	(4)	(33)	(37)
Organic	104	(10)	94

2022 Net Sales	$1,322	$605	$1,927

Change ($)	139	(42)	97
Change (%)	11.7%	(6.5)%	5.3%

Appendix I

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2022 Q1 Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$161		$150		$122		59%

Wabtec Corporation
2021 Q1 Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$292		$115		$120		124%